BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 30, 2016 01:13 PM Pacific Time

Incorporation Number: **BC0446713**

Recognition Date: Incorporated on May 11, 1993

NOTICE OF ARTICLES

Name of Company:

QUATERRA RESOURCES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
WILKES, LeRoy E.

Mailing Address:
5154 LEDUC LANE
CASTLE ROCK CO 80108
UNITED STATES

Delivery Address:
5154 LEDUC LANE
CASTLE ROCK CO 80108
UNITED STATES

Last Name, First Name, Middle Name:
PATTON, THOMAS C.

Mailing Address:
1100 - 1199 WEST HASTINGS STREET
VANCOUVER BC V6E 3T5
CANADA

Delivery Address:
1100 - 1199 WEST HASTINGS STREET
VANCOUVER BC V6E 3T5
CANADA

Last Name, First Name, Middle Name:
KERR, JOHN

Mailing Address:
1100-1111 MELVILLE STREET
VANCOUVER BC V6E 3V6
CANADA

Delivery Address:
1100-1111 MELVILLE STREET
VANCOUVER BC V6E 3V6
CANADA

Last Name, First Name, Middle Name:
Eyton, Terrence

Mailing Address:
501-510 BURRARD STREET
VANCOUVER BC V6C 3A8
CANADA

Delivery Address:
501-510 BURRARD STREET
VANCOUVER BC V6C 3A8
CANADA

Last Name, First Name, Middle Name:
Prosalendis, Gerald

Mailing Address:
1100-1199 WEST GEORGIA STREET
VANCOUVER BC V6E 3T5
CANADA

Delivery Address:
1100-1199 WEST GEORGIA STREET
VANCOUVER BC V6E 3T5
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached